Exhibit (n)(3)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-2 of Goldman Sachs BDC, Inc. of our report dated February 28, 2017 relating to the consolidated financial statements, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 18, 2017